Exhibit 1

THE PROVIDENCE SERVICE CORPORATION

(a Delaware Corporation)

1,500,000 Shares of Common Stock

Par Value $0.001 Per Share

UNDERWRITING AGREEMENT

April     , 2006

SunTrust Capital Markets, Inc.

Avondale Partners, LLC

c/o SunTrust Capital Markets, Inc.

3333 Peachtree Road, NE

Atlanta, GA 30326

Ladies and Gentlemen:

The Providence Service Corporation, a Delaware corporation (the “Company”), and those certain stockholders of the Company listed on Schedule I (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule II (collectively, the “Underwriters”) an aggregate of 1,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), of which 1,430,000 shares will be sold by the Company and 70,000 shares will be sold by the Selling Stockholders. The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule II opposite the name of such Underwriter. The respective number of shares to be sold by the Selling Stockholders is set forth opposite their names in Schedule I.

Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company grants to the Underwriters the right to purchase up to an additional 225,000 shares of Common Stock (the “Option Shares”), which option shall be exercisable in the manner, and such Option Shares shall be sold in the denominations, set forth in Section 3(b) below. The Firm Shares and Option Shares are herein sometimes referred to as the “Shares.”

Section 1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-129518) with respect to the Shares, including a preliminary form of prospectus subject to completion, in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (all such rules and regulations, including, without limitation, Regulation S-X and Regulation S-K to the extent applicable, referred to as the “1933 Act Regulations”); and such amendments to such registration statement as may have been required, if any, prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and proposes so to file with the Commission, one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As filed, such amendment, any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations and the final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

The term “Registration Statement” as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information contained in any Prospectus (as hereinafter defined) and deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term “Preliminary Prospectus” shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term “Prospectus” as used in this Agreement shall mean any prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the 1933 Act Regulations. The term “Disclosure Package” as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented prior to the Initial Time of Sale (as defined below) together with the Issuer Free Writing Prospectuses identified in Schedule III hereto, if any, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. The term “Rule 430A Information” means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective. The term “462(b) Registration Statement” means any registration statement filed with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (including the Registration Statement and any Preliminary Prospectus, the Disclosure Package, or the Prospectus incorporated therein at the time such registration statement becomes effective). Any references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Disclosure Package, and the Prospectus or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of Disclosure Package, or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Disclosure Package, or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which, upon filing, are incorporated by reference therein unless expressly stated otherwise, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents, which are incorporated by reference in the Prospectus, or any amendment or supplement thereto during the period the Prospectus is required under the 1933 Act to be delivered in connection with the sale of the Shares by the Underwriters or any dealer (the “Prospectus Delivery Period”).

(b) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Issuer Free Writing Prospectus or the Disclosure Package has been issued under the Act and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, threatened by the Commission (and any request on the part of the Commission for additional information has been complied with) or the state securities authority of any jurisdiction.

(c) The Disclosure Package at its date of issue and as of 4:00 p.m. Eastern time on the date hereof (the “Initial Time of Sale”), when the Registration Statement and any 462(b) Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement or any 462(b) Registration Statement becomes effective, when any supplement to the Disclosure Package and the Prospectus is filed with the Commission, and at each Closing Date (as hereinafter defined in Section 3), (i) the Registration Statement, the 462(b) Registration Statement, the Disclosure Package and the Prospectus and all amendments thereof and supplements thereto will conform in all respects with the requirements of the 1933 Act and the 1933 Act Regulations; (ii) neither the Registration Statement, the 462(b) Registration Statement, the Disclosure Package, and the Prospectus nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement, any 462(b) Registration Statement.

(d) All disclosures contained in the Registration Statement, the Disclosure Package, or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10(e) of Regulation S-K under the 1933 Act, to the extent applicable.

(e) The documents incorporated by reference in the Disclosure Package and the Prospectus when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any documents incorporated by reference in the Disclosure Package and the Prospectus filed after the date hereof and during the Prospectus Delivery Period will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such incorporated document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made: and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the time the Registration Statement became effective, at the Initial Time of Sale and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.

(f) The Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the 1933 Act Regulations. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the 1933 Act Regulations has been, or will be, timely filed with the Commission in accordance with the requirements of the 1933 Act Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act Regulations, including but not limited to legending requirements. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of SunTrust Capital Markets, Inc. on behalf of the Underwriters (“SunTrust”), use any Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Shares, did not, does not and will not include any information that materially conflicted, conflicts or will conflict with the information contained in the Registration Statement. The Company filed the Registration Statement with the Commission before using any Free Writing Prospectus.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own, lease and license its properties and conduct its business as currently carried on and as contemplated in the Disclosure Package and the Prospectus. The Company has qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently carried on and as contemplated in the Disclosure Package and the Prospectus, requires such qualification, except where the failure to do so would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, or cash flows of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Other than the entities listed on Schedule 2(g) hereto (individually a “Subsidiary” and collectively the “Subsidiaries”), the Company does not own, directly or indirectly, any capital stock or other equity securities or interests of any corporation, partnership, limited liability company, joint venture association or other entity.

(h) Each subsidiary of the Company (“Subsidiary”) has been duly incorporated, formed or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its state of incorporation or organization, with all requisite corporate power and authority to own and lease its properties and conduct its business as currently carried on and as contemplated in the Disclosure Package and the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing in every jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding shares of capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock or other equity interest of each Subsidiary owned by the Company, directly or through its Subsidiaries, is owned free from liens and encumbrances, except for those set forth in the Company’s credit facilities with CIT Healthcare LLC (formerly known as Healthcare Business Credit Corporation) (“CIT”).

(i) The Company has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the full corporate power and authority to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification provisions set forth in Section 9 of this Agreement may be limited by federal and state securities laws or principles of public policy and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors’ rights generally and general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

(j) Each consent, approval, authorization, order, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been made or obtained by the Company, and is in full force and effect, except as may be required under applicable state securities laws. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company or any Subsidiary under, its Certificate of Incorporation or Bylaws, each as amended (or similar corporate, limited partnership, limited liability company or other organizational documents) and (ii) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company or any Subsidiary, under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which it or its properties is subject, except where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect, or (iii) will not result in a breach or violation of any statute, rule or regulation, or, to the best of the Company’s knowledge, any judgment, decree or order, of any court or governmental agency or body applicable to the Company or any Subsidiary or any of their properties, except where such breach or violation would not reasonably be expected to have a Material Adverse Effect.

(k) The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization.” All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable. As of the Closing Time, the Common Stock of the Company will conform to the description of the Common Stock contained in the Registration Statement, the Disclosure Package, and the Prospectus. All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares to be sold by the Company, when issued and delivered by the Company and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all respects to the description thereof contained in the Disclosure Package and the Prospectus. No preemptive rights of stockholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration of the offer and sale of the Shares under the 1933 Act, and, no person holds a right to require registration under the 1933 Act of the offer and sale of any shares of Common Stock of the Company at any other time, except for those rights granted to the Geringer Family Trust u/a June 26, 1996 (the “Geringer Trust”) pursuant to that Second Amended and Restated Registration Rights Agreement, dated July 30, 2003 (the “Registration Rights Agreement”), which rights have been waived by the Geringer Trust and such waiver has been accepted by the Company, pursuant to Section 17 of the Registration Rights Agreement, and those rights granted to Larry J. Nulton, PhD. pursuant to that Registration Rights Agreement dated as of June 13, 2005 (the “Nulton Registration Rights Agreement”), which such shares registrable pursuant to the Nulton Registration Rights Agreement are subject to a pledge under the terms of the Nulton Registration Rights Agreement and that Collateral Pledge Agreement dated as of June 13, 2005 and therefore as of the date hereof, are not saleable. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company or the Selling Stockholders. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar right of any security holder of the Company. Except as described in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. There is no commitment, plan or arrangement to issue any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as is disclosed in the Disclosure Package and the Prospectus.

(l) The consolidated historical financial statements of the Company (including all related notes and schedules) and the financial statements of acquired businesses incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries, or the acquired businesses as the case may be, as of the dates indicated and the results of their operations, stockholders’ equity and cash flows for the periods specified, all in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments) and in conformity with Regulation S-X of the Commission. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended (the “Annual Report”) have been compiled on a basis consistent with the financial statements included in the Company’s Annual Report incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in either the Registration Statement, the Disclosure Package, or the Prospectus. The pro forma financial statements incorporated by reference in the Prospectus, the Disclosure Package, and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Prospectus, the Disclosure Package, and the Registration Statement. The pro forma financial statements incorporated by reference in the Prospectus, the Disclosure Package, and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(m) To the extent relevant, the accounts receivable of the Company and its Subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The Company’s accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not exceed amounts the Company and its subsidiaries are entitled to receive in any material respect.

(n) McGladrey & Pullen, LLP, Ernst & Young LLP, and Joseph Decosimo and Company, PLLC, which have examined and is reporting upon certain of the audited financial statements and schedules incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus, are, and were during the periods covered by its reports included in the Registration Statement, the Disclosure Package, and the Prospectus, independent registered public accounting firms with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

(o) The Company has obtained, for the benefit of the Underwriters, from Fletcher J. McCusker a written agreement (“Lock-Up Agreement”) that for a period of 90 days from the date of the Prospectus (the “Lock-Up Period”) Fletcher J. McCusker will not, without the prior written consent of SunTrust Capital Markets, Inc. on behalf of the Underwriters, except as permitted in such Lock-Up Agreement, offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other instrument which by its terms is convertible into, or exercisable or exchangeable for, any shares of Common Stock except for those shares of Common Stock being sold pursuant hereto and listed in the Prospectus.

(p) Neither the Company nor any of its Subsidiaries has sustained, since December 31, 2005, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitration, or from any court or governmental action or inaction (including action or inaction relating to budget or appropriation matters materially impacting the Company or any of its Subsidiaries), order or decree, otherwise than as set forth in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package, and the Prospectus, there has not been (i) any change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company or any of its Subsidiaries; (ii) any event or development which could reasonably be seen as having a Material Adverse Effect; or (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its Subsidiaries, except for liabilities or obligations incurred in the ordinary course of business or which otherwise would not reasonably be expected to have a Material Adverse Effect.

(q) Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation (or similar organizational document), or its Bylaws (or similar document governing the internal affairs of the entity) and, as of the date hereof, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective properties is subject, and no violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, has occurred or exists, in any such case where the consequences of such violation or default would reasonably be expected to have a Material Adverse Effect.

(r) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company has not authorized or conducted, and otherwise has no knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or handling of (in an amount or of a type that has been or must be reported to any governmental agency, violates any Environmental Law (as hereinafter defined), or has required or could require remediation expenditures) any hazardous substance, asbestos, radon, polychlorinated biphenyl (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, “Hazardous Materials”), on, in or under any real property owned, leased or used by the Company or any of its Subsidiaries, (ii) the Company and each of its Subsidiaries is in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), and (iii) the Company and each of its Subsidiaries has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except in the case of clause (i) or (ii) where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any written or oral notice from any governmental entity or any other person, and there is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened claim, litigation or any administrative agency proceeding, that: (i) alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries; (ii) alleges that the Company or any of its Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any real property owned, leased or used by the Company or any of its Subsidiaries; or (iv) alleges the occurrence of contamination of any of such real property, damage to natural resources, property damage, or personal injury based on activities of the Company or any of its Subsidiaries, or the activities of its predecessors, if any, or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

(s) The Company and its Subsidiaries have good and marketable title to all real property owned by them, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are reflected in the Disclosure Package and the Prospectus. Each parcel of real property owned or leased by the Company or any of its Subsidiaries, and each improvement thereon, complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to facilities located on such real property), except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to such real property and improvements, except such proceedings or actions that would not reasonably be expected to have a Material Adverse Effect.

(t) All real property and buildings held or occupied under leases by the Company or any of its Subsidiaries are held or occupied under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the uses made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries; such leases conform to the descriptions thereof, if any, set forth in the Registration Statement, the Disclosure Package, and the Prospectus; and no notice has been given or claim asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or affecting the Company’s or any of its Subsidiaries’ rights to the continued possession of the leased property.

(u) Except as described in the Disclosure Package and the Prospectus, there is not pending, nor to the Company’s knowledge threatened, any action, suit, proceeding, inquiry or investigation, against the Company, any of its Subsidiaries or any of their respective officers, directors or stockholders or to which the properties, assets or rights of the Company or any of its Subsidiaries are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would, if adversely determined, reasonably be expected to have a Material Adverse Effect, or which could prevent consummation of the transactions contemplated by this Agreement.

(v) There are no contracts or other documents required by the 1933 Act or the 1933 Act Regulations to be described in or incorporated by reference into the Registration Statement, the Disclosure Package, or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Disclosure Package or the Prospectus or incorporated or filed as required. To the best of the Company’s or any of its Subsidiary’s knowledge, the agreements to which the Company or any of its Subsidiaries is a party which are described in the Registration Statement, the Disclosure Package, and the Prospectus are valid and enforceable in all material respects by the Company or its Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity), and no party thereto is in breach or default under any of such agreements except where such breach or default would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice by any other party to any contract to which the Company or any Subsidiary is also a party, of such party’s intent to terminate such contract, except such contracts termination of which, individually or in the aggregate with other contracts with respect to which such notice shall have been received, would not reasonably be expected to have a Material Adverse Effect.

(w) The Company and each of its Subsidiaries owns, possesses or has obtained all permits, licenses, provider numbers, approvals (including certificate of need approvals), consents, orders, certifications (including certification under the Medicare and Medicaid programs), accreditations (including, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state or local regulatory agencies or bodies as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as presently conducted and as contemplated by the Disclosure Package and the Prospectus, except where a failure to so declare, file, own, possess or obtain such Governmental Licenses would not, singly and in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly and in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x) The Company and each of its Subsidiaries owns or possesses all intangible property rights and know-how necessary for the conduct of its business as currently carried on and as contemplated by the Registration Statement (collectively, the “Intellectual Property”). Except as described in the Disclosure Package and the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any Subsidiary, other than licenses granted in the ordinary course of business; (ii) to the Company’s or any Subsidiary’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s or any Subsidiary’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company and each Subsidiary is unaware of any facts which would form a basis for any such claim; and (iv) there is no pending or, to the Company’s or any Subsidiary’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and each Subsidiary is unaware of any facts which would form a basis for any such claim. To the Company’s and each Subsidiary’s knowledge, none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of the rights of any person or third party. Neither the Company nor any Subsidiary knows of infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary.

(y) The Company and its Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with applicable law and the authorizations of management and trustees of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(z) The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, including the related rules and regulations promulgated thereunder by the Commission or The Nasdaq Stock Market’s National Market (the “Nasdaq”).

(aa) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Rules and Regulations”); each such document or report at the time it was filed conformed to the requirements of the 1934 Act and the 1934 Act Rules and Regulations; and none of such documents or reports when filed contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(bb) The Company and each Subsidiary has filed all federal, state, local and foreign income, franchise, property and other tax returns and tax forms required to be filed or has duly obtained extensions of time for the filing thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any Subsidiary is contesting in good faith and as to which adequate reserves have been provided, except where any such default would not reasonably be expected to have a Material Adverse Effect. Such returns and forms are complete and correct in all material respects. The Company and each Subsidiary have made all payroll withholdings required to be made by it with respect to employees. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company’s and each Subsidiary’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Company or any Subsidiary that could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(cc) The Company and each Subsidiary maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the best of the Company’s and each Subsidiary’s knowledge, generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, professional liability insurance covering the acts and omissions of the Company’s agents and employees acting in their capacities as agents and/or employees of the Company, and insurance covering real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, professional liability and casualty and liability (including, but not limited to product liability) insurance covering the Company’s and its Subsidiaries’ operations, all of which insurance is in full force and effect.

(dd) To the Company’s and each Subsidiary’s knowledge, no labor problem exists with the Company’s or any Subsidiary’s employees, or is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that would reasonably be expected to have a Material Adverse Effect.

(ee) Neither the Company nor any of its Subsidiaries, nor any of their officers, directors, stockholders or affiliates, have taken, and such parties will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares or that violates Regulation M of the Commission in any respect.

(ff) The Shares have been registered pursuant to Section 12(g) of the 1934 Act, and the Shares have been approved for listing on the Nasdaq, subject to official notice of issuance.

(gg) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Disclosure Package and the Prospectus.

(hh) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(ii) Except as described in the Registration Statement, the Disclosure Package, or Prospectus or the Incorporated Documents, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, other than shares of Common Stock issued upon exercise of stock options granted prior to such period, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act Regulations.

(jj) The Company and each Subsidiary has good and marketable title to all personal property owned by it, free and clear of all encumbrances and defects except for those set forth in the Company’s credit facilities with CIT as described in the Disclosure Package and the Prospectus and other than such as would not reasonably be expected to have a Material Adverse Effect; and all personal property held under lease by the Company and each Subsidiary is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiary.

(kk) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, employees, affiliates, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(ll) The Company and each Subsidiary is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended,

including the regulations and published interpretations thereunder (herein called “ERISA”); to the Company’s and each Subsidiary’s knowledge, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred, and does not expect to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(mm) Except as set forth in the Registration Statement, the Disclosure Package, and the Prospectus, the Company and each of its Subsidiaries is in material compliance with all of its obligations arising under any contract to which the Company (or any if its Subsidiaries) is a party or by which it is bound where the Company (or any of its Subsidiaries) is a prime contractor to a government entity or agency or a subcontractor or supplier at any tier to any entity providing services to a government entity or agency including material compliance with all statutes, regulations and contractual provisions applicable to the Company as a government contractor, prime contractor, subcontractor, service provider or supplier as incorporated into any prime contracts, subcontracts or supply agreements, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package, and the Prospectus, neither the Company nor any of its Subsidiaries has questioned or disallowed costs pending pursuant to any government contract audit of which the Company or any Subsidiary has knowledge and has no pending or threatened claims against it as a result of the performance or non-performance of any government contract, subcontract or supply agreement.

(nn) Neither the Company nor its Subsidiaries, nor, to the knowledge of the Company, any officer, director, stockholder, employee or other agent of the Company or any of its Subsidiaries, has engaged on behalf of the Company, directly or indirectly, in (i) any material activities which are prohibited under Medicare and Medicaid statutes or any regulations promulgated pursuant to such statutes, or (ii) any activities which are prohibited under related state or local statutes or regulations or any rules of professional conduct, including the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in connection with the receipt of or claim for any benefit or payment under the Medicare or Medicaid program or from any other third party payor; (B) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any other third party payor on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration, in cash or in kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other third party payor, or (2) in return for purchasing, leasing or ordering or arranging for, or recommending the purchasing, leasing or ordering of, any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any other third party payor; (D) knowingly and willfully referring an individual to a person or entity with which it has ownership or other financial arrangements (where applicable federal or state law prohibits such referrals); and (E) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including the Office of the Inspector General and the Department of Justice).

(oo) The Company acknowledges that each Underwriter is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Underwriter or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Underwriter’s purchase of the Shares. The Company further represents to each Underwriter that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(pp) The information contained or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the 1933 Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

Section 2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to each Underwriter and agrees that:

(a) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney”) appointing Fletcher J. McCusker and Michael N. Deitch and either one of them acting singly, as attorneys-in-fact (the “Attorneys-in-Fact”), with full power of substitution, and with full authority (exercisable by either one or both of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(b) Such Selling Stockholder has all legal capacity necessary to execute and deliver this Agreement and the Power of Attorney, to sell and deliver the Shares to be sold by him or it hereunder and to perform all other obligations under this Agreement and the Power of Attorney; each of this Agreement and the Power of Attorney has been duly executed and delivered by such Selling Stockholder and constitutes the valid and binding agreement of such Selling Stockholder, enforceable against him or it in accordance with its terms, except that the indemnification provisions set forth in Section 9 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies; the execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Stockholder do not and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the Shares to be sold by such Selling Stockholder pursuant to the terms of, or constitute a default under, any agreement or other instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over such Selling Stockholder or the such Selling Stockholder’s properties other than any lien, charge or encumbrance contemplated by this Agreement and/or the Power of Attorney; and except as required by the 1933 Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required (or, if required, has been obtained) for the execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Stockholder.

(c) At the Closing Time and any Delivery Date, such Selling Stockholder will have good and valid title to the Shares being sold by him or it hereunder; such Shares are, and at the Closing Time and any Delivery Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable Common Stock of the Company with no personal liability attaching to the ownership thereof; and upon the delivery of and payment for such Shares as contemplated herein, the Underwriters will receive good title to the Shares purchased by them, respectively, from such Selling Stockholder, free and clear of any and all liens, encumbrances, security interests and adverse claims.

(d) Such Selling Stockholder has not (i) taken, and agrees that he or it will not take, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares to be sold by him or it, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares to be sold by him or it, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(e) Except as set forth in the Disclosure Package and the Prospectus, such Selling Stockholder is disposing of his or its Shares hereunder for such Selling Stockholder’s own account and is not selling such Shares, directly or indirectly, for the benefit of the Company.

(f) When the Registration Statement or any amendment thereto or any 462(b) Registration Statement or any amendment thereto was or is declared effective and at the Closing Time or any Date of Delivery, as the case may be, (i) it contained or will contain all statements required to be stated therein regarding such Selling Stockholder in accordance with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) such statements regarding such Selling Stockholder in the Registration Statement, any 462(b) Registration Statement or any amendment thereto as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein did not or will not include any untrue statement of a material fact or omit to state any material fact regarding such Selling Stockholder necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if any Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), and at the Closing Time or any Date of Delivery, as the case may be, (a) the Prospectus, as amended or supplemented at any such time, contained or will contain all statements required to be contained or stated therein regarding such Selling Stockholder in accordance with the requirements of the 1933 Act and the 1933 Act Regulations and (b) such statements regarding such Selling Stockholder in the Prospectus, as so amended or supplemented at any such time, as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein will not include any untrue statement of a material fact or omit to state any material fact regarding such Selling Stockholder necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The sale of the Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company that is not set forth in the Disclosure Package and the Prospectus.

(h) The Selling Stockholder has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

Section 3. Sale and Delivery of Shares to the Underwriters; Closing.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree to sell to the Underwriters named in Schedule II hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[            ] per share (representing a public offering price of $[            ] per share, less an underwriting discount of $.[            ] per share), the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The number of Firm Shares to be sold by each Selling Stockholder is set forth on Schedule I hereto.

(b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 225,000 Option Shares on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 30-day period after the first date on which you release the Firm Shares for sale to the public. The option granted hereby may be exercised by the Underwriters, in whole or in part (but not more than once), only for the purpose of covering the over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the “Date of Delivery”) shall be determined by you but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised in part but not in whole, then the Option Shares with respect to which the option shall have been exercised, shall be sold to the Underwriters in the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing the Firm Shares, as adjusted by the Underwriters in such a manner to avoid fractional shares. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

(c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of SunTrust Capital Markets, Inc. (address) or at such other place as shall be agreed upon by the Company and you, at 9:00 A.M. (prevailing Eastern time), either (i) on the third business day after the “trade” date determined pursuant to rules of the Commission, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to Section 11 hereof) (such date and time of payment and delivery being herein called the “Closing Time”) (the Closing Time and each Date of Delivery, if any, being sometimes referred to as a “Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of SunTrust Capital Markets, Inc. in the manner set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares in immediately available funds shall be made by wire transfer to the respective bank accounts designated by the Company, against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

(d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Date. The Shares will be made available at the offices of the transfer agent SunTrust Bank, or at such other place as you may designate for examination and packaging not later than 9:00 A.M. (prevailing Eastern time) at least one full business day prior to the Closing Time or the Date of Delivery, as the case may be.

(e) After the Registration Statement becomes effective, you intend to offer the Shares to the public as set forth in the Disclosure Package and the Prospectus.

Section 4. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, and subject to the provisions of Section 4(b) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b), within the time period prescribed. If the Company elects to rely upon Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 A.M., prevailing Eastern time, on the date of this Agreement, and the Company shall at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee. The Company will notify you immediately and confirm the notice in writing, (i) when the Registration Statement, the 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Disclosure Package or the Prospectus or any Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or the 462(b) Registration Statement or amend or supplement the Disclosure Package or the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, Disclosure Package, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

(b) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement (i) to the Disclosure Package; (ii) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (iii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), or (iv) if the Company has elected to rely upon Rule 462(b), to any 462(b) Registration Statement, in any case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall reasonably object to such amendment or supplement.

(c) The Company has furnished or will furnish to you, at the Company’s expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

(d) The Company will deliver to each Underwriter, at the Company’s expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the 1933 Act Regulations. The Company will deliver to each Underwriter, at the Company’s expense, as soon as the Registration Statement shall have become effective, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Company will use its best efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Disclosure Package or the Prospectus. In case you are required to deliver a prospectus within nine months after the time of issue of the Disclosure Package and the Prospectus in connection with the offering or sale of the Shares and (i) if at such time any event shall have occurred as a result of which the Disclosure Package and the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any event shall occur as a result of which any information contained in a Free Writing Prospectus materially conflicted with or will materially conflict with the information in the Registration Statement; or (iii) if for any reason it shall be necessary during such period to amend or supplement the Registration Statement, the Disclosure Package, or the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, the Company will notify you and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Disclosure Package or the Prospectus, as the case may be, which will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with the requirements of Section 10(a)(3) of the 1933 Act.

(e) The Company will obtain the consent of SunTrust on behalf of the Underwriters before taking, or failing to take, any action that would cause the Company to make an offer of Shares that would constitute an Issuer Free Writing Prospectus or to be required to file a Free Writing Prospectus pursuant to Rule 433(d) of the 1933 Act Regulations, other than the Issuer Free Writing Prospectuses, if any, listed on Schedule III hereto.

(f) The Company will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g) If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in writing in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with law.

(h) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds” and the Disclosure Package.

(j) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the “effective date of the Registration Statement” (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

(k) During a period of three years from the date hereof, the Company will furnish to you: (i) copies of all reports mailed to stockholders of the Company; and (ii) copies of all reports and financial statements furnished to or filed with the Commission, the Nasdaq, any securities exchange or the National Association of Securities Dealers, Inc. (“NASD”).

(l) During the Lock-Up Period, the Company will not, without the prior written consent of SunTrust, on behalf of the Underwriters, (i) offer, pledge, announce the intention to sell (provided, however, that the Company may have its shelf S-3 Registration Statement No. 333-129993 declared effective and publicly announce such, provided that it does not draw down under such shelf during the Lock-Up Period), sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than the Shares to be sold hereunder except for: (i) any Common Stock of the Company issued upon the exercise of options granted under employee stock option plans existing on the date of execution of this Agreement; (ii) the grant of options, not exercisable during the Lock-Up Period, pursuant to the Company’s 2003 Stock Option Plan in effect at the time of execution of this Agreement; (iii) the grant of options, Common Stock or other securities, not exercisable or vested during the Lock-Up Period, under the 2006 Long-Term Incentive Plan that will be approved by the Company’s stockholders at the 2006 annual meeting; and (iv) the issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (and the shares of Common Stock issuable upon the conversion, exercise, or exchange thereof) in connection with any future acquisition, merger or other business combination, or purchase of assets or of all or a portion of a business by the Company or any of its Subsidiaries. Notwithstanding the foregoing, in the event that either (x) during the last 15 calendar days plus 3 business days before the Lock-Up Period expires, the Company issues an earnings release (or material news or a material event relating to the Company occurs) or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this subparagraph shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date of the earnings release or the material news or material event occurs.

(m) For a period of three years from the date hereof, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(n) For as long as the Common Stock of the Company is publicly traded, the Company will use its commercially reasonable efforts to maintain the listing of its shares of Common Stock on the Nasdaq; provided that nothing herein shall prevent the Company from listing its Common Stock on the New York Stock Exchange.

(o) If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus), the Company agrees to forthwith consult and cooperate with you concerning the Company’s response to or comment on such publication or event.

(p) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) The Company will supply the Underwriters with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission staff in connection with the registration of the Shares under the 1933 Act.

Section 5. Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with each Underwriter as follows:

(a) Such Selling Stockholder will pay all taxes, if any, on the transfer and sale of the Shares to be sold by such Selling Stockholder.

(b) Such Selling Stockholder will comply with all reasonable requests of the Company to cause the Registration Statement to become effective, to do and perform all things to be done and performed by the Selling Stockholder hereunder prior to the Closing Time and, if applicable, the Date of Delivery, and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholders.

(c) Such Selling Stockholder will not take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares to be sold by Selling Stockholders.

(d) Such Stockholder acknowledges and agrees that the shares to be sold by the Selling Stockholder hereunder, which are represented by the certificates held in custody for the Selling Stockholder, are subject to the interests of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(e) Such Selling Stockholder will deliver to you prior to the Closing Time a properly completed and executed U.S. Treasury Department Form W-9.

Section 6. Underwriter Convenants. Each of the Underwriters represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; the Company and each of the Underwriters each represents and agrees that any such Free Writing Prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III hereto.

Section 7. Payment of Expenses.

(a) General. The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution of this Agreement and any instruments relating to any of the foregoing; (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 4(h) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith, up to an aggregate maximum of $10,000; (vi) the transfer agent’s and registrar’s fees and all miscellaneous expenses referred to in Part II of the Registration Statement; (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section.

(b) Selling Stockholders. The Selling Stockholders shall pay (i) their proportionate share of the Underwriters’ discount relating to Shares sold by such Selling Stockholders and (ii) any transfer taxes imposed on the sale of the Shares to the Underwriters by the Selling Stockholders (other than transfer taxes on resales by the Underwriters).

(c) Termination. If the Underwriters terminate this Agreement in accordance with the provisions of Section 8 or Section 11(b) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters.

Section 8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (whether Firm Shares at the Closing Time or, upon exercise of the option granted in Section 3, Option Shares on the Date of Delivery) are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 5:30 P.M., prevailing Eastern time, on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M., prevailing Eastern time, on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; as of such Closing Date the Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company and the Selling Stockholders, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) You shall have received the favorable opinion, dated such Closing Date, of Blank Rome LLP, counsel for the Company with respect to the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to you and counsel for the Underwriters, stating that:

(i) the Company and each of its Subsidiaries is validly existing as a corporation or other entity in good standing under the laws of the state of its incorporation or organization, and to such counsel’s knowledge, based solely on its review of certificates of public officials, is duly qualified to do business and is in good standing as a foreign corporation or other entity in the jurisdictions listed on a schedule to such opinion provided by such counsel;

(ii) all of the issued and outstanding capital stock or other equity interest of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and, to such counsel’s knowledge, except as described in the Disclosure Package and the Prospectus, the capital stock or other equity interest of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects, except for those set forth in or permitted by the credit facilities with CIT, based solely on such counsel’s review of the certificates, if any, representing such capital stock or other equity interests and an officers’ certificate, it being understood such counsel shall not have conducted any tax, lien or UCC, litigation, judgment or similar searches;

(iii) the Company and each of its Subsidiaries has all corporate power and authority necessary to own or hold its properties and conduct its business as described in the Registration Statement, the Disclosure Package, and the Prospectus;

(iv) the authorized capital stock of the Company as of December 31, 2005 was as set forth for December 31, 2005 under the heading “Capitalization” in the Prospectus and the Disclosure Package, and, as of the date of such counsel’s opinion, all of the 9,683,190 issued and outstanding shares of capital stock of the Company set forth in the second paragraph under the heading “Selling Stockholders” in the Prospectus and Disclosure Package have been duly authorized and validly issued and are fully paid and non-assessable;

(v) the outstanding shares of capital stock of the Company are free of statutory, preemptive rights, and, to such counsel’s knowledge, the outstanding shares of capital stock of the Company are free of contractual preemptive rights granted by the Company; to such counsel’s knowledge there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company, except for options granted under the Company’s 1997 Stock Option and Incentive Plan and the 2003 Stock Option Plan as described in the Registration Statement, the Disclosure Package, and the Prospectus; except as set forth in the Registration Statement, there are no restrictions upon the voting or transfer of any shares of the Company’s capital stock pursuant to the Company’s Certificate of Incorporation or Bylaws, each as amended, or any agreement or other instrument to which the Company is a party known to such counsel;

(vi) the Shares being issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefore as described herein, will be validly issued, fully paid and non-assessable;

(vii) to such counsel’s knowledge, other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be set forth in the Disclosure Package and the Prospectus except for any such proceeding which would not reasonably be expected to have a Material Adverse Effect;

(viii) the Registration Statement, the Disclosure Package, and the Prospectus and any further amendments or supplements thereto made by the Company (except as to the financial statements, notes and schedules thereto and other financial and numerical and statistical information and data contained therein or omitted therefrom and the information provided by the Underwriters, as set forth in Section 9(f), contained therein or omitted therefrom, as to which such counsel need express no opinion) comply in all material respects with the requirements of the 1933 Act and the 1933 Regulations;

(ix) based solely on requests for acceleration of the effectiveness of the Registration Statement filed by the Company with the Commission and a telephone call made to representatives of the Commission on the date specified in such opinion, the Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, any required filing with the Commission of the Prospectus pursuant to Rule 424 of the 1933 Act Regulations was made as of the date specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

(x) the statements contained in Item 1 of the Company’s Form 8-A, File No. 000-50364, filed August 13, 2003 with the Commission, incorporated by reference into the Registration Statement insofar as they purport to summarize certain legal provisions of the Common Stock of the Company, are correct in all material respects and constitute a fair summary thereof as of the date of the Prospectus and Disclosure Package; the statements contained in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of statutes, rules, regulations, or legal matters, are correct in all material respects and constitute a fair summary thereof;

(xi) this Agreement has been duly authorized, executed and delivered by the Company, and it constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to usual limitations on enforceability;

(xii) the issuance and sale of the Shares being delivered by the Company pursuant to this Agreement and the execution, delivery and performance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws, each as amended (or similar corporate documents) of the Company or any of its Subsidiaries or any statute, rule or regulation which an attorney admitted to practice in the state of Delaware exercising reasonable diligence would recognize as being applicable to transactions of the type contemplated by this Agreement, or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, in any case which conflict, breach or violation would reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Shares under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body under a law which an attorney admitted to practice in the state of Delaware exercising reasonable diligence would recognize as being applicable to transactions of the type contemplated by this Agreement is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(xiii) to such counsel’s knowledge, based on an officer’s certificate setting forth the factual matters underlying the definitions of “investment company” and an entity “controlled” by an “investment company,” as those terms are defined in the 1940 Act, the Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” or an entity “controlled” by an “investment company,” as those terms are defined in the 1940 Act;

(xiv) except as described in the Disclosure Package and the Prospectus, to such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act;

(xv) the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements, related schedules and other financial and accounting data contained or referred to therein as to which we express no opinion), when they become effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act as applicable, and the rules and regulations of the Commission thereunder; and

(xvi) the Shares have been approved for quotation and are authorized for trading on the Nasdaq. The Company satisfies all requirements for continued listing of the Shares on the Nasdaq.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the 1933 Act and the 1940 Act and the laws of the state of Delaware. Such counsel shall also state to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which leads it to believe that the Registration Statement (except for the financial statements, notes and schedules thereto and other financial and numerical and statistical information and data included therein or omitted therefrom and the information provided by the Underwriters, as set forth in Section 9(f), contained therein or omitted therefrom, as to which such counsel need express no view), as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Disclosure Package and the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Prospectus (other than as set forth in clause (x) above) and have not undertaken any independent investigation to determine the existence or absence of any factual circumstance or condition.

(c) You shall have received a favorable opinion from Bass, Berry & Sims PLC, counsel for the Underwriters, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) As of such Closing Date,

(i) the Registration Statement, any 462(b) Registration Statement, the Disclosure Package, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all respects with Rules 424(b), 430A and 462 under the 1933 Act and neither the Registration Statement, any 462(b) Registration Statement, the Disclosure Package, nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders’ equity, results of operations, properties or prospects of the Company and its Subsidiaries, otherwise than as set forth in the Disclosure Package and the Prospectus, the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the completion of the public offering or the sale of payment for the Shares;

(iii) no action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the best of the Company’s or any Subsidiary’s knowledge, threatened against the Company or any of its Subsidiaries that would be required to be set forth in the Disclosure Package and the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect;

(iv) the Company and the Selling Stockholders shall have complied with all agreements and satisfied all conditions contained herein in all respects on their respective parts to be performed or satisfied at or prior to such Closing Date; and

(v) the representations and warranties of the Company set forth in Section 1 and of the Selling Stockholders in Section 2, shall be accurate in all respects as though expressly made at and as of such Closing Date and you shall have received certificates, dated as of such Closing Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Company and the Selling Stockholders to such effect and with respect to the following additional matters:

(A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Disclosure Package or the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act;

(B) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date,

(C) all agreements herein to be performed by the Company, respectively, on or prior to such Closing Date have been duly performed; and

(D) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(e) You shall have received from McGladrey & Pullen, LLP, Ernst & Young LLP, and Joseph Decosimo and Company, PLLC a letter addressed to the Underwriters and dated the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act (ii) stating that, in their opinion, the financial statements and any supplementary financial information and schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and applicable Staff Accounting Bulletins and other official pronouncements of the Commission, and (iii) containing such other statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and financial and other information contained in the Registration Statement.

(f) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering or the sale or payment for the Shares.

(g) As of such Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 8 and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to such Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinion, certificates, letters and documents, as you shall request.

(h) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters’ participation in the same.

(i) The Firm Shares and the Option Shares, if any, shall have been approved for listing on the Nasdaq upon official notice of the issuance, sale and evidence of satisfactory distribution thereof pursuant to this underwritten public offering.

(j) Fletcher J. McCusker of the Company shall have agreed in writing as to the matters set forth in Section 1(o) relating to the Lock-up Agreement.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party.

Section 9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the 1933 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or in any “blue sky” application or other document executed by the Company or based upon any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (“Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Disclosure Package, and the Prospectus or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by you or by any Underwriter through you consists of the information specified in Section 9(f) below; provided, further, that the Company will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability. In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 9(a), it will reimburse the Underwriters, their partners, directors, officers, employees and controlling persons on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters and such other persons for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the 1933 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the Disclosure Package, and the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9(f) below, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 9(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 9(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

The indemnity agreement in this Section 9(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as such agreement applies to the Company.

(c) Within ten days after receipt by an indemnified party under Section 9(a) or 9(b) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided in Section 9(a) or 9(b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events the fees and expenses of one such counsel shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 9 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this 9(d), the partners, directors, officers and employees and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

(e) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Disclosure Package, and the Prospectus as required by the 1933 Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 9 and further agree not to attempt to assert any such defense.

(f) For purposes of this Section 9, the Underwriters severally confirm, and the Company and the Selling Stockholders acknowledge, that the second paragraph under the caption “Underwriting” concerning the concession and re-allowance figures, the text under the caption “Underwriting—Passive market making pursuant to Regulation M,” and the text under the caption “Underwriting—Stabilization, short positions and penalty bids” in any Preliminary Prospectus and in the Disclosure Package and the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Disclosure Package, the Prospectus or the Registration Statement.

Section 10. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company and the Selling Stockholders, set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company and the Selling Stockholders, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter or the Company, and will survive delivery of and payment for the Shares or termination of this Agreement.

Section 11. Effective Date of Agreement and Termination.

(a) This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission, provided, however, that the provisions of Sections 7 and 10 shall at all times be effective.

(b) You may terminate this Agreement by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Date in accordance with the last paragraph of Section 8 of this Agreement.

(c) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that, notwithstanding any such termination, (i) the provisions of Section 7 and Section 9 shall remain in effect, and (ii) if any Shares have been purchased hereunder, the representations and warranties in Section 1 and Section 2 and all obligations under Section 4 and Section 5 shall also remain in effect.

Section 12. Default by One or More of the Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Firm Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you, another party, or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company or the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Firm Shares, or the Company or the Selling Stockholders notifies you that it has so arranged for the purchase of such Firm Shares, you or the Company or the Selling Stockholders shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package, or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the Disclosure Package, or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

(b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company or the Selling Stockholders as provided in subsection (a) above, the aggregate number of Firm Shares which remains unpurchased does not exceed 10% then the Company shall have the right to require each non-defaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company or the Selling Stockholders as provided in subsection (a) above, the number of Firm Shares which remains unpurchased exceeds 10%, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be borne by the Company, the Selling Stockholders, and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 13. Default by the Company or the Selling Stockholders. If the Company or the Selling Stockholders shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that they are obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 7 and except that the provisions of Section 9 shall remain in effect. No action taken pursuant to this Section shall relieve the Company or the Selling Stockholders from liability, if any, in respect of its default.

Section 14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o SunTrust Robinson Humphrey, 125 Summer Street, 17th Floor, Boston, Massachusetts 02110, Attention: Leslie Cheek and notices to the Company and the Selling Stockholders shall be directed to The Providence Service Corporation, 620 North Craycroft, Tucson, Arizona 85711, Attention: Fletcher McCusker. Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

Section 15. Tax Disclosure. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any United States federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions or other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

Section 16. Parties. This Agreement is made solely for the benefit of the Underwriters, the Selling Stockholders, and the Company and, to the extent so provided, the partners, directors, officers and employees of the Underwriters and any person controlling any of the Underwriters, the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

Section 17. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

THE PROVIDENCE SERVICE CORPORATION

By:
Fletcher J. McCusker, Chairman and Chief Executive Officer

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE I

By:
Fletcher J. McCusker, Attorney-in-Fact

Confirmed and accepted in Atlanta, Georgia,

as of the date first above written, by SunTrust

Capital Markets, Inc. on behalf of the Underwriters

named in Schedule II hereto.

By:
Name:
Title:

SCHEDULE I

Selling Stockholders

Selling Stockholder	Number of Shares to be Sold
Fletcher J. McCusker	50,000
The Fletcher J. McCusker 2003 GRAT	10,000
The Mary J. Shea Revocable Trust	10,000

SCHEDULE II

Name	Number of Shares
SunTrust Capital Markets, Inc.
Avondale Partners, LLC
Total

SCHEDULE III

Free Writing Prospectuses

Schedule 2(g)

Subsidiaries